Northwest Biotherapeutics, Inc. 4800 Montgomery Lane Suite 800 Bethesda, MD 20814	t (240) 497-9024 f (240) 627-4121	www.nwbio.com NASDAQ: NWBO

For Immediate Release on Friday, May 3, 2013

Media Contacts:

Les Goldman 202-841-7909	Beverly Jedynak 312-943-1123
lgoldman@nwbio.com	bjedynak@janispr.com

INTERVIEWS OF NW BIO’S CEO, ON THE FLOOR OF THE NEW YORK STOCK EXCHANGE, NOW AVAILABLE ONLINE

BETHESDA, MD May 3, 2013 -- Northwest Biotherapeutics (NASDAQ: NWBO) (NW Bio), a biotechnology company developing DCVax® personalized immune therapies for solid tumor cancers, announced today the availability on the web of several interviews of their CEO Linda Powers on the floor of the New York Stock Exchange on May 1, 2013 by FOX Business News (FOX), the Huffington Post, and the International Business Times, amongst others.

In the FOX interview, Ms. Powers described the importance of NW Bio’s DCVax technology in mobilizing a patient’s whole immune system, and in targeting the full set of biomarkers on the cancer. This way, the DCVax treatment involves many active agents hitting many targets on the cancer, rather than just a single active agent hitting a single target, as is typical with cancer drugs and some other types of immune therapies. Ms. Powers explained that NW Bio's approach makes it harder for the tumor to “escape,” which the Company believes is responsible for the striking results in clinical trials so far, adding years of survival in patients (rather than weeks or months) and doing so without toxicity. These results are clearly differentiating NW Bio from other players in this burgeoning field.

You can see the FOX interview at http://video.foxbusiness.com/v/2344168115001/latest-advances-in-cancer-research/

In the Huffington Post and New York Financial Press interview, Ms. Powers outlined in more detail the process for combining the tumor tissue biomarkers with the dendritic cells (master immune cells), obtained through a blood draw from the patient, to create the vaccine. Additionally, she stressed the significance of key regulatory approvals obtained in the US and Europe, relating to Phase III clinical trials and Phase I/II trials for both operable and inoperable tumors that provide NW Bio with multiple opportunities for success.

You can view the Huffington Post interview at http://videos.huffingtonpost.com/business/nw-biotherapeutic-challenges-cancer-with-dc-vax-517764763

In the International Business Times interview, Ms. Powers recounted the cost saving potential of the DCVax platform, which positions NW Bio well in the face of the rapidly rising costs of less effective conventional cancer treatments. Ms. Powers explained the two main versions of the NW Bio vaccines, for operable and inoperable tumors, in all solid tumor cancers (cancers in any tissues of the body), as well as the ultimate power of the immune system and the consistent, positive results obtained in clinical trials to date with DCVax treatments for several diverse types of cancers.

You can view the International Business Times interview at http://tv.ibtimes.com/vaccine-cure-cancer-new-breakthrough-cancer-treatments-northwest-biotherapeutics-10585#share

These periodic interviews are another in a series of continuing initiatives to inform the financial and medical communities about NW Bio's progress.

About Northwest Biotherapeutics

Northwest Biotherapeutics is a biotechnology company focused on developing immunotherapy products to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis, in both the U.S. and Europe. The Company has a broad platform technology for DCVax dendritic cell-based vaccines. The Company’s lead program is a 312-patient Phase III trial in newly diagnosed Glioblastoma multiforme (GBM). GBM is the most aggressive and lethal brain cancer. The Company also previously received clearance from the FDA for a 612-patient Phase III trial in prostate cancer, and clearance from the FDA for Phase I/II trials in multiple other cancers. The Company has also conducted a Phase I/II trial with DCVax for metastatic ovarian cancer together with the University of Pennsylvania.

Disclaimer

Statements made in this news release that are not historical facts, including statements concerning future treatment of patients using DCVax and future clinical trials, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “intend,” "plan," "continue," "may," "will," "anticipate," and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as the Company’s ability to raise additional capital, risks related to the Company’s ability to enroll patients in its clinical trials and complete the trials on a timely basis, the uncertainty of the clinical trials process, uncertainties about the timely performance of third parties, and whether the Company’s products will demonstrate safety and efficacy. Additional information on these and other factors, including Risk Factors, which could affect the Company’s results, is included in its Securities and Exchange Commission (“SEC”) filings. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.